EXHIBIT 5.1
L. Kay Chandler
(858) 550-6014
kchandler@cooley.com
June 5, 2007
IDM Pharma, Inc.
9 Parker, Suite 100
Irvine, CA 92618
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by IDM Pharma, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-3/A (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:
•	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•	senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under the Indenture (including any supplements thereto, the “Senior Indenture”) to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, between the Company and a trustee to be selected by the Company (the “Trustee”), in the form filed as Exhibit 4.4 to the Registration Statement;

•	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under the Indenture (including any supplements thereto, the “Subordinated Indenture”) to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between the Company and the Trustee, in the form filed as Exhibit 4.5 to the Registration Statement; and

•	warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”), which may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”), between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”), in the forms filed as Exhibits 4.8, 4.9 and 4.10 to the Registration Statement.
4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

IDM Pharma, Inc.
June 5, 2007
Page Two
The Common Stock, the Preferred Stock, the Senior Debt Securities, the Subordinated Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered is $30,000,000.
In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought independently to verify such matters.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Common Stock is cash in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the consideration for the issuance and sale of the Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants and the related Warrant Agreements will be executed in the forms filed as exhibits to the Registration Statement. With respect to our opinion as to any shares of Common Stock issuable upon conversion of any Preferred Stock or any Common Stock or Preferred Stock issuable upon conversion of any convertible Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock and/or Preferred Stock, as applicable, is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such Preferred Stock, Securities or Warrants, as applicable, is cash in an amount (on an as-converted basis) that is not less than the par value of the Common Stock and/or Preferred Stock underlying such Securities or Warrants, as applicable.
Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:
4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

IDM Pharma, Inc.
June 5, 2007
Page Three
1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of such Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of such Common Stock do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (“Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of such Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock in accordance with its terms or convertible Debt Securities under the Senior Indenture or the Subordinated Indenture, as applicable, in accordance with their terms, or upon exercise of any Warrants under the Warrant Agreement in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.
2. With respect to any series of Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of such Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of such Preferred Stock do not violate any applicable law, are in conformity with the Certificate of Incorporation (including any certificate of designation with respect to such Preferred Stock) and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the shares of such Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then such Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities under the Senior Indenture or the Subordinated Indenture in accordance with their terms, or upon exercise of any Warrants under the Warrant Agreement in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.
3. With respect to any series of Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus
4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

IDM Pharma, Inc.
June 5, 2007
Page Four
Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) any supplemental indenture to the Senior Indenture or the Subordinated Indenture, as applicable, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of such Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of such Debt Securities and their issuance and sale have been duly established in conformity with the Senior Indenture or Subordinated Indenture, as applicable, so as to not violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or Subordinated Indenture, as applicable, and duly delivered to the purchasers thereof against payment therefor, then such Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with the Senior Indenture or Subordinated Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
4. With respect to the Warrants offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of such Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent therefor pursuant to the applicable Warrant Agreement and duly delivered to the purchasers thereof against payment therefor, then such Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock in accordance with its terms or convertible Debt Securities under the Senior
4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

IDM Pharma, Inc.
June 5, 2007
Page Five
Indenture or the Subordinated Indenture, as applicable, in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Sincerely,
Cooley Godward Kronish LLP
/s/ L. Kay Chandler
L. Kay Chandler
4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM